Exhibit 99.1

Hewlett Packard Enterprise
11445 Compaq Center West Drive
Houston, TX 77070

hpe.com

News Release HPE Reports Fiscal 2021 First Quarter Results Q1 marked by strong profitability and cash flow; raising FY21 EPS and FCF outlook

Q1 2021 Financial Highlights:
•Revenue: $6.8 billion exceeded Q1 outlook with stronger than normal sequential seasonality
•Intelligent Edge revenue: $806 million, up 11% from the prior-year period when adjusted for currency
•Annualized revenue run-rate (ARR): $649 million, up 27% from the prior-year period
•Core businesses delivered strong profitability and cash flow
•Diluted net earnings per share (“EPS”):
•GAAP of $0.17, above the previously provided outlook of $0.02 to $0.06 per share
•Non-GAAP of $0.52, above the previously provided outlook of $0.40 to $0.44 per share
•Cash flow from operations of approximately $1.0 billion, up $1.0 billion from the prior-year period
•Generated record free cash flow of $563 million, up $748 million from the prior-year period

Dividend: declared a regular cash dividend of $0.12 per share, payable on April 7, 2021

Outlook:
•Fiscal 2021 Second quarter: Estimates GAAP diluted net EPS to be in the range of $0.02 to $0.08 and non-GAAP diluted net EPS to be in the range of $0.38 to $0.44
•Fiscal 2021: Raises GAAP diluted net EPS outlook to $0.48 to $0.66 and non-GAAP diluted net EPS outlook to $1.70 to $1.88
•Fiscal 2021 free cash flow1: Raises free cash flow guidance to $1.1 to $1.4 billion

HOUSTON, Texas – March 2, 2021 – Hewlett Packard Enterprise (NYSE: HPE) today announced financial results for the first quarter, ended January 31, 2021.

“We delivered a strong Q1 performance,” said Antonio Neri, president and CEO of Hewlett Packard Enterprise. “Our revenue exceeded our outlook and we significantly expanded our gross and operating margins to drive strong profitability across most of our businesses. Our non-GAAP EPS exceeded the high-end of our guidance and free cash flow was a record Q1 performance. These results give us confidence to raise our FY21 outlook.”

“The global pandemic has brought a renewed focus on digital transformation as businesses are rethinking everything from remote work and collaboration to business continuity and data insight,“ he continued. “As the world heads to recovery, our customers are looking for the agility and simplicity of the cloud native world with the flexibility and control of a hybrid business model – and this is where we have a unique and differentiated value proposition.”

“Our dedicated, passionate and resilient team members are laser-focused on delivering for our customers and executing our strategy to strengthen our core businesses, double down in areas of growth, and accelerate our pivot to as-a-service to drive long-term sustainable, profitable growth” said Neri.

First Quarter Fiscal Year 2021 Results

Net revenue of $6.8 billion, down 2% from the prior-year period or 3% when adjusted for currency, marked by stronger than normal sequential seasonality.

Annualized revenue run-rate (ARR) of $649 million, up 27% from the prior-year period. Based on strong customer demand and recent wins, we are reiterating our 2019 Securities Analyst Meeting ARR guidance of 30-40% Compounded Annual Growth Rate from fiscal year 2019 to fiscal year 2022.

GAAP gross margins of 33.5%, up 70 basis points from the prior-year period and Non-GAAP gross margins of 33.7%, up 30 basis points from the prior-year period.

GAAP diluted net earnings per share (“EPS”) was $0.17, compared to $0.25 in the prior-year period and above the previously provided outlook of $0.02 to $0.06 per share.

Non-GAAP diluted net EPS was $0.52, compared to $0.50 in the prior-year period and above the previously provided outlook of $0.40 to $0.44 per share. First quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax adjustments of $456 million and $0.35 per diluted share, respectively, primarily related to transformation costs, stock-based compensation expense and the amortization of intangible assets.

Cash flow from operations of approximately $1.0 billion, up $1.0 billion from the prior-year period.

Free cash flow of $563 million, up $748 million from the prior-year period.

Segment Results
•Intelligent Edge revenue was $806 million, up 12% year over year or 11% when adjusted for currency, with 18.9% operating profit margin, compared to 12.1% from the prior-year period. Rich software capabilities combined with greater operational productivity helped accelerate revenue and profits. Based on the solid performance, the Company expects to continue to take share in both campus switching and WLAN.
•High Performance Compute & Mission Critical Systems (HPC & MCS) revenue was $762 million, down 9% year over year, with 5.6% operating profit margin, compared to 7.5% from the prior-year period. Despite inherent uneven nature of the business, the Company remains confident in the near-term and longer-term outlook for this business.
•Compute revenue was $3.0 billion, down 1% year over year or down 2% when adjusted for currency, with 11.5% operating profit margin, compared to 10.7% from the prior-year period.
•Storage revenue was $1.2 billion, down 5% year over year or down 6% when adjusted for currency, with 19.7% operating profit margin, compared to 20.0% from the prior-year period. Notable strength in software-defined solutions, including Nimble, up 31% from the prior-year period when adjusted for currency and All Flash Array Storage, up 5% from the prior-year period, driven by increased adoption of Primera All Flash.
•Financial Services revenue was $860 million, flat year over year or down 1% when adjusted for currency, with 9.8% operating profit margin, compared to 8.7% from the prior-year period. Net portfolio assets were up 3% year over year or flat when adjusted for currency. The business delivered return on equity of 16.5%, up 1.3 points from the prior-year period.

Dividend
Board of Directors have declared a regular cash dividend of $0.12 per share on the company's common stock. This dividend, the second in Hewlett Packard Enterprise's fiscal year 2021, is payable on April 7, 2021, to stockholders of record as of the close of business on March 10, 2021.

Fiscal 2021 second quarter outlook:
Hewlett Packard Enterprise estimates GAAP diluted net EPS to be in the range of $0.02 to $0.08 and non-GAAP diluted net EPS to be in the range of $0.38 to $0.44. Fiscal 2021 second quarter non-GAAP diluted net EPS estimates exclude after-tax adjustments of approximately $0.36 per diluted share, primarily related to transformation costs, stock-based compensation expense and the amortization of intangible assets.

Fiscal 2021 outlook:
Hewlett Packard Enterprise raises GAAP diluted net EPS outlook to $0.48 to $0.66 from $0.38 to $0.56 and non-GAAP diluted net EPS outlook to $1.70 to $1.88 from $1.60 to $1.78. Fiscal 2021 non-GAAP diluted net EPS estimates exclude after-tax adjustments of approximately $1.22 per diluted share, primarily related to transformation costs, stock-based compensation expense and the amortization of intangible assets.

Raises free cash flow1 guidance range to $1.1 to $1.4 billion from $0.9 to $1.1 billion.

1Hewlett Packard Enterprise provides certain guidance on a non-GAAP basis, as the company cannot predict some elements that are included in reported GAAP results. Refer to the discussion of non-GAAP financial measures below for more information.

About Hewlett Packard Enterprise
Hewlett Packard Enterprise is the global edge-to-cloud platform as-a-service company that helps organizations accelerate outcomes by unlocking value from all of their data, everywhere. Built on decades of reimagining the future and innovating to advance the way people live and work, HPE delivers unique, open and intelligent technology solutions, with a consistent experience across all clouds and edges, to help customers develop new business models, engage in new ways, and increase operational performance. For more information, visit: www.hpe.com.

Editorial contact
Stefanie Notaney, HPE
stefanie.notaney@hpe.com

Investor contact
Andrew Simanek
investor.relations@hpe.com

Use of non-GAAP financial information

To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a generally accepted accounting principles (GAAP) basis, Hewlett Packard Enterprise provides revenue on a constant currency basis, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow. A reconciliation of adjustments to GAAP financial measures for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which Hewlett Packard Enterprise’s management uses these non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” further below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, gross profit, gross profit margin, operating profit (earnings from operations), operating profit margin, net earnings, diluted net earnings per share, cash, cash equivalents and restricted cash, cash flow from operations, investments in property, plant and equipment, or total company debt prepared in accordance with GAAP.

Forward-looking statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise Company and its consolidated subsidiaries ("Hewlett Packard Enterprise") may differ materially from those expressed or implied by such forward-looking statements and assumptions. The words "believe", "expect", "anticipate", "optimistic", "intend", "aim", "will", "should" and similar expressions are intended to identify such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to the scope and duration of the novel coronavirus pandemic ("COVID-19") and its impact on our business, operations, liquidity and capital resources, employees, customers, partners, supply chain, financial results and the world economy; any projections of revenue, margins, expenses, investments, effective tax rates, interest rates, the impact of the U.S. Tax Cuts and Jobs Act of 2017 and related guidance or regulations, net earnings, net earnings per share, cash flows, liquidity and capital resources, inventory, goodwill, impairment charges, hedges and derivatives and related offsets, order backlog, benefit plan funding, deferred tax assets, share repurchases, currency exchange rates, repayments of debts including our asset-backed debt securities, or other financial items; the projections, execution, timing and results of any transformation or restructuring plans, including estimates and assumptions related to the anticipated benefits, cost savings or charges of implementing the transformation and restructuring plans; any statements of the plans, strategies and objectives of management for future operations, as well as the execution of corporate transactions or contemplated acquisitions, research and development expenditures, and any resulting benefit, cost savings, charges, or revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Hewlett Packard Enterprise and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise's businesses; the competitive pressures faced by Hewlett Packard Enterprise's businesses; risks associated with executing Hewlett Packard Enterprise's strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of Hewlett Packard Enterprise's products and the delivery of Hewlett Packard Enterprise's services effectively; the protection of Hewlett Packard Enterprise's intellectual property assets, including intellectual property licensed from third parties and intellectual property shared with its former parent; risks associated with Hewlett Packard Enterprise's international operations (including pandemics and public health problems, such as the outbreak of COVID-19); the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers, clients and partners, including any impact thereon resulting from events such as the COVID-19 pandemic; the hiring and retention of key employees; the execution, integration and risks associated with business combination and investment transactions; the impact of changes to environmental, global trade, and other governmental regulations; changes in our product, lease, intellectual property or real estate portfolio; the payment or non-payment of a dividend for any period; the efficacy of using non-GAAP, rather than GAAP, financial measures in business projections and planning; the judgments required in connection with determining revenue recognition; impact of company policies and related compliance; utility of segment realignments; allowances for recovery of receivables and warranty obligations; provisions for, and resolution of, pending investigations, claims and disputes; and other risks that are described herein, including but not limited to the risks described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020, Current Reports on Form 8-K, and in other filings made by Hewlett Packard Enterprise from time to time with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this press release, including tax-related items, reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the Hewlett Packard Enterprise Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2021. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	January 31, 2021	October 31, 2020	January 31, 2020
Net revenue	$6,833	$7,208	$6,949
Costs and expenses:
Cost of sales	4,545	5,002	4,667
Research and development	468	484	485
Selling, general and administrative	1,159	1,166	1,218
Amortization of intangible assets	110	80	120
Transformation costs	311	304	89
Acquisition, disposition and other related charges	18	27	22
Total costs and expenses	6,611	7,063	6,601
Earnings from operations	222	145	348
Interest and other, net	(44)	(57)	(19)
Tax indemnification adjustments	(16)	(15)	(21)
Non-service net periodic benefit credit	17	35	37
Earnings from equity interests	26	17	33
Earnings before taxes	205	125	378
(Provision) benefit from taxes	18	32	(45)
Net earnings	$223	$157	$333
Net earnings per share:
Basic	$0.17	$0.12	$0.26
Diluted	$0.17	$0.12	$0.25
Cash dividends declared per share	$0.12	$0.12	$0.12
Weighted-average shares used to compute net earnings per share:
Basic	1,300	1,293	1,300
Diluted	1,315	1,306	1,315

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Unaudited) (In millions, except percentages and per share amounts)

	Three months ended January 31, 2021	Diluted net earnings per share	Three months ended October 31, 2020	Diluted net earnings per share	Three months ended January 31, 2020	Diluted net earnings per share
GAAP net earnings	$223	$0.17	$157	$0.12	$333	$0.25
Non-GAAP adjustments:
Amortization of initial direct costs	2	—	1	—	3	—
Amortization of intangible assets	110	0.08	80	0.06	120	0.09
Transformation costs	311	0.23	304	0.23	89	0.07
Stock-based compensation expense(a)	110	0.08	59	0.05	93	0.07
Acquisition, disposition and other related charges	18	0.01	27	0.02	42	0.03
Tax indemnification adjustments	16	0.02	15	0.02	21	0.02
Non-service net periodic benefit credit	(17)	(0.01)	(35)	(0.03)	(37)	(0.03)
Earnings from equity interests(b)	34	0.03	35	0.03	37	0.03
Adjustments for taxes	(128)	(0.09)	(106)	(0.09)	(44)	(0.03)
Non-GAAP net earnings	$679	$0.52	$537	$0.41	$657	$0.50

GAAP earnings from operations	$222		$145		$348
Non-GAAP adjustments
Amortization of initial direct costs	2		1		3
Amortization of intangible assets	110		80		120
Transformation costs	311		304		89
Stock-based compensation expense(a)	110		59		93
Acquisition, disposition and other related charges	18		27		42
Non-GAAP earnings from operations	$773		$616		$695

GAAP operating profit margin	3.2%		2.0%		5.0%
Non-GAAP adjustments	8.1%		6.5%		5.0%
Non-GAAP operating profit margin	11.3%		8.5%		10.0%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Unaudited) (In millions, except percentages and per share amounts)

	Three months ended January 31, 2021	Three months ended October 31, 2020	Three months ended January 31, 2020
GAAP net revenue	$6,833	$7,208	$6,949
GAAP cost of sales	4,545	5,002	4,667
GAAP gross profit	$2,288	$2,206	$2,282

Non-GAAP adjustments
Amortization of initial direct costs	$2	$1	$3
Acquisition, disposition and other related charges(c)	—	—	20
Stock-based compensation expense(a)	13	7	13
Non-GAAP gross profit	$2,303	$2,214	$2,318

GAAP gross profit margin	33.5%	30.6%	32.8%
Non-GAAP adjustments	0.2%	0.1%	0.6%
Non-GAAP gross profit margin	33.7%	30.7%	33.4%

Net cash provided by (used in) operating activities	$963	$747	$(79)
Investment in property, plant and equipment	(513)	(604)	(568)
Proceeds from sale of property, plant and equipment	113	80	462
Free cash flow	$563	$223	$(185)

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In millions, except par value)

	As of
	January 31, 2021	October 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$4,165	$4,233
Accounts receivable, net of allowances	2,933	3,386
Financing receivables, net of allowances	3,883	3,794
Inventory	2,791	2,674
Assets held for sale	34	77
Other current assets	2,266	2,392
Total current assets	16,072	16,556
Property, plant and equipment	5,573	5,625
Long-term financing receivables and other assets	10,585	10,544
Investments in equity interests	2,211	2,170
Goodwill and intangible assets	19,010	19,120
Total assets	$53,451	$54,015
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and short-term borrowings	$3,727	$3,755
Accounts payable	5,196	5,383
Employee compensation and benefits	1,149	1,391
Taxes on earnings	119	148
Deferred revenue	3,440	3,430
Accrued restructuring	241	366
Other accrued liabilities	4,059	4,265
Total current liabilities	17,931	18,738
Long-term debt	11,963	12,186
Other non-current liabilities	7,298	6,995
Stockholders’ equity
HPE stockholders’ equity:
Preferred stock, $0.01 par value (300 shares authorized; none issued)	—	—
Common stock, $0.01 par value (9,600 shares authorized; 1,300 and 1,287 shares issued and outstanding at January 31, 2021 and October 31, 2020, respectively)	13	13
Additional paid-in capital	28,427	28,350
Accumulated deficit	(8,332)	(8,375)
Accumulated other comprehensive loss	(3,896)	(3,939)
Total HPE stockholders’ equity	16,212	16,049
Non-controlling interests	47	47
Total stockholders’ equity	16,259	16,096
Total liabilities and stockholders’ equity	$53,451	$54,015

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)
	Three months ended January 31, 2021	Three months ended January 31, 2020
Cash flows from operating activities:
Net earnings	$223	$333
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	674	690
Stock-based compensation expense	113	93
Provision for doubtful accounts and inventory	52	41
Restructuring charges	232	84
Deferred taxes on earnings	(71)	(28)
Earnings from equity interests	(26)	(33)
Other, net	65	(36)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	446	82
Financing receivables	(120)	(104)
Inventory	(148)	(204)
Accounts payable	(161)	(250)
Taxes on earnings	(34)	(27)
Restructuring	(220)	(87)
Other assets and liabilities	(62)	(633)
Net cash provided by (used in) operating activities	963	(79)
Cash flows from investing activities:
Investment in property, plant and equipment	(513)	(568)
Proceeds from sale of property, plant and equipment	113	462
Purchases of available-for-sale securities and other investments	(7)	(59)
Maturities and sales of available-for-sale securities and other investments	1	8
Financial collateral posted	(266)	(48)
Financial collateral received	20	147
Payments made in connection with business acquisitions, net of cash acquired	—	(6)
Net cash used in investing activities	(652)	(64)
Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	26	127
Proceeds from debt, net of issuance costs	323	340
Payment of debt	(611)	(450)
Net proceeds related to stock-based award activities	(34)	(43)
Repurchase of common stock	—	(204)
Cash dividends paid to non-controlling interests	(8)	—
Contributions from non-controlling interests	—	1
Cash dividends paid	(155)	(156)
Net cash used in financing activities	(459)	(385)
Increase in cash, cash equivalents and restricted cash	(148)	(528)
Cash, cash equivalents and restricted cash at beginning of period	4,621	4,076
Cash, cash equivalents and restricted cash at end of period	$4,473	$3,548

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	January 31, 2021	October 31, 2020	January 31, 2020
Net revenue:(d)
Compute	$2,986	$3,191	$3,030
HPC & MCS	762	992	839
Storage	1,193	1,215	1,252
Intelligent Edge	806	786	720
Financial Services	860	849	859
Corporate Investments and Other	321	340	327
Total segment net revenue	6,928	7,373	7,027
Elimination of intersegment net revenue	(95)	(165)	(78)
Total Hewlett Packard Enterprise consolidated net revenue	$6,833	$7,208	$6,949

Earnings before taxes:(a)(d)
Compute	$342	$210	$324
HPC & MCS	43	129	63
Storage	235	221	251
Intelligent Edge	152	97	87
Financial Services	84	66	75
Corporate Investments and Other	(31)	(34)	(53)
Total segment earnings from operations	825	689	747

Unallocated corporate costs and eliminations	(52)	(73)	(52)
Stock-based compensation expense(a)	(110)	(59)	(93)
Amortization of initial direct costs	(2)	(1)	(3)
Amortization of intangible assets	(110)	(80)	(120)
Transformation costs	(311)	(304)	(89)
Acquisition, disposition and other related charges	(18)	(27)	(42)
Interest and other, net	(44)	(57)	(19)
Tax indemnification adjustments	(16)	(15)	(21)
Non-service net periodic benefit credit	17	35	37
Earnings from equity interests	26	17	33
Total Hewlett Packard Enterprise consolidated earnings before taxes	$205	$125	$378

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions, except percentages)

	Three months ended			Change (%)
	January 31, 2021	October 31, 2020	January 31, 2020	Q/Q	Y/Y
Net revenue:(d)
Compute	$2,986	$3,191	$3,030	(6%)	(1%)
HPC & MCS	762	992	839	(23%)	(9%)
Storage	1,193	1,215	1,252	(2%)	(5%)
Intelligent Edge	806	786	720	3%	12%
Financial Services	860	849	859	1%	—%
Corporate Investments and Other	321	340	327	(6%)	(2%)
Total segment net revenue	6,928	7,373	7,027	(6%)	(1%)
Elimination of intersegment net revenue	(95)	(165)	(78)	(42%)	22%
Total Hewlett Packard Enterprise consolidated net revenue	$6,833	$7,208	$6,949	(5%)	(2%)

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY DATA (Unaudited)

	Three months ended	Change in Operating Profit Margin (pts)
	January 31, 2021	Q/Q	Y/Y
Segment operating profit margin:(a)(d)
Compute	11.5%	4.9	0.8
HPC & MCS	5.6%	-7.4	-1.9
Storage	19.7%	1.5	-0.3
Intelligent Edge	18.9%	6.6	6.8
Financial Services	9.8%	2.0	1.1
Corporate Investments and Other	(9.7%)	0.3	6.5
Total segment operating profit margin	11.9%	2.6	1.3

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS (LOSS) PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	January 31, 2021	October 31, 2020	January 31, 2020
Numerator:
GAAP net earnings	$223	$157	$333
Non-GAAP net earnings	$679	$537	$657

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,300	1,293	1,300
Dilutive effect of employee stock plans	15	13	15
Weighted-average shares used to compute diluted net earnings per share	1,315	1,306	1,315

GAAP net earnings per share
Basic	$0.17	$0.12	$0.26
Diluted	$0.17	$0.12	$0.25

Non-GAAP net earnings per share
Basic	$0.52	$0.42	$0.51
Diluted	$0.52	$0.41	$0.50

(a)Effective at the beginning of the first quarter of fiscal 2021, Hewlett Packard Enterprise Company ("the Company") excluded stock-based compensation expense ("Non-GAAP Stock-Based Compensation Adjustment") from its segment earnings from operations and excluded stock-based compensation expense from consolidated non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP earnings from operations, non-GAAP operating profit margin, non-GAAP net earnings and non-GAAP net earnings per share. The Company reflected the Non-GAAP Stock-Based Compensation Adjustment to the earliest period presented. This change had no impact on the Company's previously reported consolidated GAAP results.

(b)Represents the amortization of basis difference adjustments related to the H3C divestiture.

(c)For the periods presented, amounts represent Acquisition, disposition and other related charges related to a non-cash inventory fair value adjustment in connection with the acquisition of Cray, Inc., which was included in Cost of sales.

(d)Effective at the beginning of the first quarter of fiscal 2021, the Company implemented certain organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes are: (i) the transfer of the lifecycle event services business, previously reported within the Advisory and Professional Services ("A & PS") reportable segment to Compute, Storage and HPC & MCS reportable segments; (ii) the transfer of certain software and related services business, previously reported within the Compute, Storage and A & PS reportable segments, to the Corporate Investments and Other reportable segment, to form a new Software operating segment; and (iii) the transfer of the remaining A & PS operating segment, previously reported as a separate reportable segment, to the Corporate Investments and Other reportable segment. As a result of these changes, the Corporate Investments and Other Segment now includes the A & PS operating segment, the Communications and Media Solutions operating segment, the Software operating segment, and Hewlett Packard Enterprise Labs which is responsible for research and development.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which primarily resulted in the transfer of net revenue and operating profit for each of the businesses as described above. These changes had no impact on the Company's previously reported consolidated results.

Use of non-GAAP financial measures

To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a GAAP basis, Hewlett Packard Enterprise provides revenue on a constant currency basis, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to revenue on a constant currency basis is revenue. The GAAP measure most directly comparable to non-GAAP gross profit is gross profit. The GAAP measure most directly comparable to non-GAAP gross profit margin is gross profit margin. The GAAP measure most directly comparable to non-GAAP operating profit (non-GAAP earnings from operations) is operating profit (earnings from operations). The GAAP measure most directly comparable to non-GAAP operating profit margin is operating profit margin. The GAAP measure most directly comparable to non-GAAP income tax rate is income tax rate. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. The GAAP measure most directly comparable to net debt and operating company net debt is total company debt. The GAAP measure most directly comparable to each of net cash and operating company net cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Hewlett Packard Enterprise

Revenue on a constant currency basis assumes no change in the foreign exchange rate from the prior-year period. Non-GAAP gross profit and non-GAAP gross profit margin is defined to exclude charges relating to the amortization of initial direct costs, certain acquisition, disposition and other related charges and stock-based compensation expenses. Non-GAAP operating profit (non-GAAP earnings from operations), and non-GAAP operating profit margin are defined to exclude any charges relating to the amortization of intangible assets, amortization of initial direct costs, impairment of goodwill, transformation costs, stock-based compensation expenses and acquisition, disposition and other related charges. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings or diluted net earnings per share excluding those same charges, as well as an adjustment to earnings in equity interests, non-service net periodic benefit credit, tax indemnification adjustments, certain income tax valuation allowances and separation taxes, the impact of U.S. tax reform and excess tax benefit from stock-based compensation. In addition, non-GAAP net earnings and non-GAAP diluted net earnings per share are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item.

Hewlett Packard Enterprise’s management uses these non-GAAP financial measures for purposes of evaluating Hewlett Packard Enterprise’s historical and prospective financial performance, as well as Hewlett Packard Enterprise’s performance relative to its competitors. Hewlett Packard Enterprise’s management also uses these non-GAAP measures to further its own understanding of Hewlett Packard Enterprise’s segment operating performance. Hewlett Packard Enterprise believes that excluding the items mentioned above from these non-GAAP financial measures allows Hewlett Packard Enterprise’s management to better understand Hewlett Packard Enterprise’s consolidated financial performance in relation to the operating results of Hewlett Packard Enterprise’s segments, as Hewlett Packard Enterprise’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Hewlett Packard Enterprise’s management excludes each of those items mentioned above for the following reasons:
•Amortization of initial direct costs represents the portion of lease origination costs incurred in prior fiscal years that do not qualify for capitalization under the new leasing standard. Hewlett Packard Enterprise excludes these costs as the Company elected the practical expedient under the new leasing standard. As a result, the company did not adjust these historical costs to accumulated deficit. We believe that most financing companies did not elect this practical expedient and therefore we excluded these costs to facilitate a more meaningful evaluation of our current operating performance and comparisons to our peers.
•Hewlett Packard Enterprise incurs charges relating to the amortization of intangible assets and excludes these charges for purposes of calculating these non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of Hewlett Packard Enterprise’s acquisitions and any related impairment charges. Consequently, Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.
•In the second quarter of fiscal 2020, Hewlett Packard Enterprise recorded an impairment charge for the goodwill associated with its HPC & MCS reporting unit following an impairment review. Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods
•Transformation costs represent net costs related to the Cost Optimization and Prioritization Plan and HPE Next initiative and include restructuring charges, program design and execution costs, costs incurred to transform Hewlett Packard Enterprise's IT infrastructure and gains from the sale of real-estate identified as part of the initiative as well as any impairment charges on real-estate assets identified as part of the initiative. Hewlett Packard Enterprise believes that eliminating such expenses and gains for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.
•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to our employees, Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures, primarily because they are non-cash expense and such exclusion facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.
•Hewlett Packard Enterprise incurs costs related to its acquisitions, disposition and other related charges, most of which are treated as non-cash or non-capitalized expenses. The charges are direct expenses such as professional fees and retention costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory. Charges may also include expenses associated with disposal activities including legal and arbitration settlements in connection with certain dispositions. Because non-cash or non-capitalized acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of Hewlett Packard Enterprise’s acquisitions and divestitures, Hewlett Packard Enterprise believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.
•Adjustment to earnings from equity interests includes the amortization of the basis difference in relation to the H3C divestiture and the resulting equity method investment in H3C. Hewlett Packard Enterprise believes that eliminating this amount for purposes of calculating non-GAAP net earnings facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.
•Non-service net periodic benefit credit includes certain market-related factors such as (i) interest cost, (ii) expected return on plan assets, (iii) amortization of prior plan amendments, (iv) amortized actuarial gains or losses, (v) the impacts of any plan settlements/curtailments and (vi) impacts from other market-related factors associated with Hewlett Packard Enterprise's defined benefit pension and post-retirement benefit plans. These market-driven retirement-related adjustments are primarily due to the change in pension plan assets and liabilities which are tied to financial market performance. Hewlett Packard Enterprise excludes these adjustments and considers them to be outside the operational performance of the business.
•Tax indemnification adjustments are related to changes in the indemnification positions between Hewlett Packard Enterprise and HP Inc., DXC and Micro Focus that are recorded by Hewlett Packard Enterprise as pre-tax income or expense and not considered tax expense. Hewlett Packard Enterprise excludes these income or charges and the associated tax impact for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.
•Hewlett Packard Enterprise utilizes a structural long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods and to eliminate the effects of items not directly related to the Company’s operating structure that can vary in size and frequency. When projecting this long-term rate, Hewlett Packard Enterprise evaluated a three-year financial projection. The projected rate assumes no incremental acquisitions in the three-year projection period, and considers other factors including Hewlett Packard Enterprise’s expected tax structure, its tax positions in various jurisdictions and current impacts from key legislation implemented in major jurisdictions where Hewlett Packard Enterprise operates. For fiscal 2021, the Company will use a projected non-GAAP tax rate of 14%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in Hewlett Packard Enterprise’s geographic earnings mix including due to acquisition activity, or other changes to the Company’s strategy or business operations. The Company will re-evaluate its long-term rate as appropriate. For fiscal 2020, the Company had a non-GAAP tax rate of 12%. Hewlett Packard Enterprise believes that making these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating results.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Hewlett Packard Enterprise’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Amortization of initial direct cost is excluded from non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings and non-GAAP diluted net earnings per share can have an impact on the equivalent GAAP earnings measure and HPE Financial Services Segment results.
•Amortization of intangible assets, though not directly affecting Hewlett Packard Enterprise’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is excluded from non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings and non-GAAP diluted net earnings per share and can have a material impact on the equivalent GAAP earnings measure.
•Items such as impairment of goodwill, transformation costs, stock-based compensation expense and acquisition, and disposition and other related costs that are excluded from non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating expenses, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure.
•Items such as adjustment to earnings from equity interests and non-service net periodic benefit credit that are excluded from non-GAAP net earnings, and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure.
•Items such as tax indemnification adjustments, certain income tax valuation allowances and separation taxes, the impact of U.S. tax reform, excess tax benefits from stock-based compensation and the related tax impacts from other non-GAAP measures that are excluded from the non-GAAP tax rate, non-GAAP net earnings and non-GAAP diluted net earnings per share can also have a material impact on the equivalent GAAP earnings measures.
•Hewlett Packard Enterprise may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.
•Other companies may calculate revenue on a constant currency basis, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings and non-GAAP diluted net earnings per share differently than Hewlett Packard Enterprise does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Hewlett Packard Enterprise compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Hewlett Packard Enterprise also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Hewlett Packard Enterprise encourages investors to review carefully those reconciliations.

Usefulness of non-GAAP financial measures to investors

Hewlett Packard Enterprise believes that providing revenue on a constant currency basis, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net debt, net cash, operating company net debt and operating company net cash financial measures to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by Hewlett Packard Enterprise’s management in its financial and operational decision making and allows investors to see Hewlett Packard Enterprise’s results “through the eyes” of management. Hewlett Packard Enterprise further believes that providing this information better enables Hewlett Packard Enterprise’s investors to understand Hewlett Packard Enterprise’s operating performance and to evaluate the efficacy of the methodology and information used by Hewlett Packard Enterprise’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Hewlett Packard Enterprise’s operating performance with the performance of other companies in Hewlett Packard Enterprise’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.